UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2020

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 The American Road
Morris Plains, New Jersey 07950

(Address of Principal Executive Offices) (Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	IMMU	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on September 13, 2020, Immunomedics, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Gilead Sciences, Inc., a Delaware corporation (“Gilead”), and Maui Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gilead (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on September 24, 2020, Purchaser commenced a tender offer (the “Offer”), to purchase all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, other than any Shares held immediately prior to the effective time of the Merger by the Company (or held in the Company’s treasury) and any Shares held immediately prior to the effective time of the Merger by Gilead, Purchaser or any other direct or indirect wholly owned subsidiary of Gilead, at a price of $88.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes.

The Offer expired at one minute after 11:59 p.m., Eastern Time, on October 22, 2020. According to Computershare Trust Company, N.A., the depositary for the Offer, 188,227,162 Shares were validly tendered and not withdrawn in the Offer, representing approximately 81.38% of the outstanding Shares (not including 12,451,797 Shares delivered through notices of guaranteed delivery, representing approximately 5.38% of the Shares outstanding). The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with all other Shares (if any) beneficially owned by Gilead and its affiliates, represent one more Share than 50% of the total number of Shares outstanding at the expiration of the Offer (excluding Shares tendered by notice of guaranteed delivery that have not yet been “received” (as such term is defined in Section 251(h)(6)(f) of the General Corporation Law of the State of Delaware (the “DGCL”))). All conditions to the Offer having been satisfied or waived, Gilead and Purchaser accepted for payment all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on October 23, 2020, Purchaser merged with and into the Company pursuant to Section 251(h) of the DGCL, with the Company being the surviving corporation (the “Merger”). At the effective time of the Merger, each Share (other than (i) Shares held by the Company (or held in the Company’s treasury), (ii) Shares held by Gilead, Purchaser, or any other direct or indirect wholly owned subsidiary of Gilead and (iii) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time of the Merger) converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes.

The aggregate consideration paid by Purchaser to acquire the Shares in the Offer and Merger was approximately $21 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 14, 2020 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified The Nasdaq Global Market (the “NASDAQ”) of the consummation of the Merger and requested that the NASDAQ (i) halt trading in the Shares, (ii) suspend trading of and delist the Shares and (iii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from the NASDAQ and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The NASDAQ filed the Form 25 with the SEC on October 23, 2020 and trading of the Shares is expected to be suspended effective as of prior to the open of business on October 26, 2020. In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the effective time of the Merger, each Share (other than (i) Shares held by the Company (or held in the Company’s treasury), (ii) Shares held by Gilead, Purchaser, or any other direct or indirect wholly owned subsidiary of Gilead and (iii) Shares held by stockholders who have properly exercised and perfected their demands for appraisal of such Shares in accordance with the DGCL and have neither withdrawn nor lost such rights prior to the effective time of the Merger) converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any required withholding of taxes.

Item 5.01.	Changes in Control of Registrant

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Gilead. Gilead obtained the funds necessary to fund the acquisition through (i) proceeds from the borrowings under the Term Loan Facility Credit Agreement dated October 23, 2020 among Gilead, as borrower, each lender from time to time party thereto and Barclays Bank PLC, as administrative agent, consisting of a $1 billion senior unsecured term loan facility, (ii) proceeds from the offering of senior unsecured notes, consisting of $500 million aggregate principal amount of floating rate notes due 2021, $500 million aggregate principal amount of floating rate notes due 2023, $2 billion aggregate principal amount of 0.75% senior notes due 2023, $1 billion aggregate principal amount of 1.65% senior notes due 2030 and $1 billion aggregate principal amount of 2.60% senior notes due 2040, on the terms and conditions previously disclosed in the final prospectus supplement filed by Gilead with the SEC pursuant to Rule 424(b)(5) on September 25, 2020 and (iii) cash on hand.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the Merger Agreement, at the effective time of the Merger, Behzad Aghazadeh resigned as Executive Chairman and from the board of directors of the Company, and each of Robert Azelby, Charles Baum, Scott Canute, Barbara Duncan, Peter Barton Hutt and Khalid Islam resigned from the board of directors of the Company. These resignations were in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters relating to the Company’s operations, policies or practices.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the directors and officers of Purchaser as of immediately prior to the effective time of the Merger became the directors and officers of the Company. Andrew D. Dickinson assumed the roles of director and President and Treasurer of the Company, Brett A. Pletcher assumed the roles of director and Secretary of the Company and Christina Carlson assumed the roles of director and Assistant Secretary of the Company.

Information about Mr. Dickinson, Mr. Pletcher and Ms. Carlson is contained in the Offer to Purchase, dated September 24, 2020, filed by Gilead and Purchaser as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on September 24, 2020, which information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of September 13, 2020, by and among Immunomedics, Inc., Gilead Sciences, Inc. and Maui Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 14, 2020)
3.1	Amended and Restated Certificate of Incorporation of Immunomedics, Inc.
3.2	Amended and Restated Bylaws of Immunomedics, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. Immunomedics, Inc. agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2020

IMMUNOMEDICS, INC.

By:	/s/ Andrew Dickinson
Name: Andrew Dickinson
Title: President and Treasurer